                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                November 14, 2003


                                 PERRIGO COMPANY
               (Exact name of registrant as specified in charter)




   MICHIGAN                       0-19725                        38-2799573
---------------                 ------------                 -------------------
(State of other                 (Commission                  (I.R.S. Employer
Jurisdiction of                 File Number)                  Identification
 Incorporation)                                                   Number)



515 Eastern Avenue, Allegan, Michigan                             49010
---------------------------------------                          --------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:
(616) 673-8451

ITEM 9.  Regulation FD Disclosure


         On November 14, 2003, The Perrigo Company announced that, as Alpharma Inc. reported in its 10-Q, the U.S. Federal Trade Commission is investigating a 1998 agreement between Alpharma and Perrigo. The inquiry could result in the Company being involved in further proceedings with the FTC or state attorneys general. The Company is cooperating with the FTC.

         Certain statements in this 8-K are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 25-30 of the Company's Form 10-K for the year ended June 28, 2003 for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PERRIGO COMPANY
                                    (Registrant)



                                    By: /s/ Douglas R. Schrank
                                        -----------------------------------
Dated: November 17, 2003            Douglas R. Schrank
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)